EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Yext, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: July 9, 2026

LYNROCK LAKE LP

By:

Lynrock Lake Partners LLC

its

General Partner

By:

/s/ Cynthia Paul

Name: Cynthia Paul

Title: Sole Member

LYNROCK LAKE PARTNERS LLC

By:

/s/ Cynthia Paul

Name: Cynthia Paul

Title: Sole Member

CYNTHIA PAUL

/s/ Cynthia Paul